Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports First Quarter 2020 Financial Results

and Updates Full Year 2020 Financial Guidance

–	Reports record quarterly revenue of $76.1 million

–	Overall revenue grew 25% year-over-year, with organic growth of 16%

–	Strong order load through first four months

WALTHAM, Mass. – May 6, 2020 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its first quarter ended March 31, 2020. Provided in this press release are financial highlights for the quarter, updates to our financial guidance for the year 2020 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “I’m really pleased with our flexibility and performance during the first quarter, while adapting to the challenging economic environment. We exceeded our financial goals, reporting record quarterly revenue and organic growth of 16% backed by strong order demand. The story of the quarter was the continued momentum at gene therapy accounts and strength in our chromatography and filtration franchises, with our proteins business performing above expectations.”

Mr. Hunt added, “The majority of our focus in Q1 and here again in Q2 is on employee health and safety while working together to keep our factories and supply chain fully open and operational during the COVID-19 pandemic. The dedication of our employees has been remarkable, and I especially want to thank those in our manufacturing and customer-facing organizations who have helped deliver on our commitments. While there are clearly uncertainties as to how the year plays out, we remain optimistic about 2020 as we execute on our strategy of bringing new products to market, further developing the gene therapy space and continuing to pace our investments as we expand our manufacturing capacity.”

Financial Highlights for the First Quarter 2020

•	Revenue increased by 25% year-over-year as reported and 16% organically, to $76.1 million

•	GAAP gross margin increased to 58.0%, a year-over-year increase of 220 bps

•	Adjusted gross margin (non-GAAP) increased to 58.5%, a year-over-year increase of 250 bps

•	GAAP fully diluted EPS increased to $0.18 compared to $0.17 for the first quarter of 2019

•	Adjusted fully diluted EPS (non-GAAP) increased to $0.32 compared to $0.26 for the first quarter of 2019

Financial Details for the First Quarter 2020

REVENUE

•

Total revenue for the first quarter of 2020 increased to $76.1 million compared to $60.6 million for the first quarter of 2019, a year-over-year gain of 25% as reported and 26% at constant currency, with organic growth of 16%.

GROSS PROFIT and GROSS MARGIN

•	Gross profit (GAAP) for the first quarter of 2020 was $44.1 million, a year-over-year increase of $10.3 million and representing 58.0% gross margin.

•	Adjusted gross profit (non-GAAP) for the first quarter of 2020 was $44.5 million, a year-over-year increase of $10.6 million and representing 58.5% gross margin.

OPERATING INCOME

•	Operating income (GAAP) for the first quarter of 2020 was $11.9 million compared to $11.2 million for the first quarter of 2019.

•	Adjusted operating income (non-GAAP) for the first quarter of 2020 was $18.3 million, an increase of 18% compared to $15.6 million for the first quarter of 2019.

NET INCOME

•	Net income (GAAP) for the first quarter of 2020 was $9.8 million, an increase of 22% compared to $8.1 million for the first quarter of 2019.

•	Adjusted net income (non-GAAP) for the first quarter of 2020 was $16.8 million, an increase of 37% compared to $12.2 million for the first quarter of 2019.

EARNINGS PER SHARE

•	Earnings per share (GAAP) for the first quarter of 2020 were $0.18 on a fully diluted basis, compared to $0.17 for the first quarter of 2019.

•	Adjusted EPS (non-GAAP) for the first quarter of 2020 were $0.32 on a fully diluted basis, compared to $0.26 for the 2019 period.

EBITDA

•	EBITDA, a non-GAAP financial measure, for the first quarter of 2020 was $18.7 million compared to $15.7 million for the first quarter of 2019.

•	Adjusted EBITDA for the first quarter of 2020 was $21.2 million, an increase of 21% compared to $17.5 million for the first quarter of 2019.

CASH

•	Our cash and cash equivalents at March 31, 2020 were $529.5 million, an increase of $1.1 million from $528.4 million at December 31, 2019.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2020

Our financial guidance for the fiscal year 2020 is based on expectations for our existing business and includes the financial impact of our acquisition of C Technologies (which closed on May 31, 2019). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2020 GUIDANCE:

•	We are maintaining our previous guidance for revenue in the range of $309-$319 million, reflecting overall revenue growth of 14%-18% and organic growth of 10%-14%.

•	Gross margin is expected to be 56%-57% on both a GAAP and non-GAAP basis, an increase from our previous guidance of 55%-56%.

•

Income from operations is expected to be in the range of $52-$56 million on a GAAP basis, an increase from our previous guidance of $50-$54 million. Adjusted (non-GAAP) income from operations is expected to be in the range of $72-$76 million, an increase from our previous guidance of $70-$74 million.

•

Net income is expected to be in the range of $34.5-$37.5 million on a GAAP basis, an increase from our previous guidance of $33.5-$36.5 million. Adjusted (non-GAAP) net income is expected to be in the range of $58-$61 million, an increase from our previous guidance of $57-$60 million. Our current guidance reflects a tax rate of 20% on adjusted pre-tax income, an improvement from our previous guidance of 23%.

•

Fully diluted GAAP EPS is expected to be in the range of $0.65-$0.70, an increase from our previous guidance of $0.63-$0.68. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $1.09-$1.14, an increase from our previous guidance of $1.07-$1.12.

Our non-GAAP guidance for the fiscal year 2020 excludes the following items:

•	$4.7 million estimated acquisition and integration expenses; $0.5 million in cost of product revenue, $0.5 million in R&D and $3.7 million in SG&A.

•	$15.3 million estimated intangible amortization expense; $0.3 million in cost of product revenue and $15.0 million in G&A.

•	$11.0 million of non-cash interest expense (Other income (expense)) related to our convertible debt notes.

Our non-GAAP guidance for the fiscal year 2020 includes:

•	An income tax expense of $7.4 million, representing the tax impact of the acquisition and integration of C Technologies, intangible amortization, and non-cash interest expenses.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, May 6, 2020, at 8:30 a.m. EDT, to discuss first quarter 2020 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 701-1063 for domestic callers or (412) 317-5487 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10141587.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted earnings per diluted share (EPS), adjusted cost of sales, adjusted research & development expense, adjusted selling, general and administrative expense, adjusted income tax expense and adjusted income tax rate. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs related to the Company’s acquisitions of TangenX Technology Corporation, Spectrum Lifesciences, LLC (formerly known as Spectrum, Inc.), and C Technologies Inc.; inventory step-up charges; intangible amortization costs; non-cash interest expense; the impact on tax of intangible amortization and acquisition and integration costs; and, in the case of EBITDA, cash interest expense related to the Company’s convertible debt. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, MA (USA), and we have additional administrative and manufacturing operations in Marlborough, MA; Bridgewater, NJ; Rancho Dominguez, CA; Lund, Sweden; Breda, The Netherlands and Ravensburg, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of the C Technologies business, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, the projected impact of, and response to, the COVID-19 pandemic, and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the ultimate impact of the COVID-19 pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to integrate the C Technologies business successfully into our business and achieve the expected benefits of the acquisition; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; the effect of the COVID-19 pandemic, including mitigation efforts and economic effects, on our business operations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenue:
Product revenue	$76,060	$60,612
Royalty and other revenue	30	22

Total revenue	76,090	60,634
Costs and expenses:
Cost of product revenue	31,982	26,845
Research and development	4,702	3,620
Selling, general and administrative	27,500	18,998

	64,184	49,463

Income from operations	11,906	11,171
Investment income	1,364	713
Interest expense	(2,976)	(1,726)
Other income, net	382	358

Income before income taxes	10,676	10,516
Income tax provision	861	2,463

Net income	$9,815	$8,053

Earnings per share:
Basic	$0.19	$0.18

Diluted	$0.18	$0.17

Weighted average shares outstanding:
Basic	52,138,673	43,967,824

Diluted	53,108,847	46,279,017

Balance Sheet Data:	March 31, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$529,525	$528,392
Working capital	609,525	593,515
Total assets	1,406,481	1,400,113
Long-term obligations	294,870	292,032
Accumulated earnings	15,658	5,843
Stockholders’ equity	1,069,758	1,059,768

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP INCOME FROM OPERATIONS	$11,906	$11,171

ADJUSTMENTS TO INCOME (LOSS) FROM OPERATIONS:
Acquisition and integration costs	2,553	1,799
Intangible amortization	3,878	2,611

ADJUSTED INCOME FROM OPERATIONS	$18,337	$15,581

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP NET INCOME	$9,815	$8,053

ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	2,553	1,799
Intangible amortization	3,878	2,611
Non-cash interest expense	2,691	1,107
Tax effect of intangible amortization and acquisition costs (1)	(2,177)	(1,351)

ADJUSTED NET INCOME	$16,760	$12,219

(1)

Effective as of the quarter ended June 30, 2019, the Company changed its methodology for calculating its non-GAAP financial measures to reflect certain tax effects related to acquisition and integration costs, intangible amortization and non-cash interest expense. Accordingly, the non-GAAP financial measures for the three months ended March 31, 2019 have been updated to be consistent with the methodology used to calculate such measures for the current period.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP NET INCOME PER SHARE - DILUTED	$0.18	$0.17

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.05	0.04
Intangible amortization	0.07	0.06
Non-cash interest expense	0.05	0.02
Tax effect of intangible amortization and acquisition costs	(0.04)	(0.03)

ADJUSTED NET INCOME PER SHARE - DILUTED	0.32	$0.26

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP NET INCOME	$9,815	$8,053

ADJUSTMENTS:
Investment Income	(1,364)	(713)
Interest Expense	2,976	1,726
Tax Provision	861	2,463
Depreciation	2,485	1,575
Amortization(1)	3,905	2,638

EBITDA	18,678	15,742

OTHER ADJUSTMENTS:
Acquisition and integration costs	2,553	1,799

ADJUSTED EBITDA	$21,231	$17,541

(1)	Includes amortization of milestone payments in accordance with GAAP of $27 for each period presented.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP COST OF SALES	$31,982	$26,845

ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(280)	(18)
Intangible amortization	(127)	(134)

ADJUSTED COST OF SALES	$31,575	$26,693

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP R&D	$4,702	$3,620

ADJUSTMENT TO R&D:
Acquisition and integration costs	(282)	(27)

ADJUSTED R&D	$4,420	$3,593

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP SG&A EXPENSE	$27,500	$18,998

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(1,990)	(1,753)
Intangible amortization	(3,751)	(2,474)

ADJUSTED SG&A EXPENSE	$21,759	$14,771

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME	$34,500	$37,500
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	4,659	4,659
Anticipated pre-tax amortization of acquisition-related intangible assets	15,251	15,251
Non-cash interest expense	10,960	10,960
Tax effect of intangible amortization and integration	(7,360)	(7,360)
Guidance rounding adjustment	(10)	(10)

GUIDANCE ON ADJUSTED NET INCOME	$58,000	$61,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$0.65	$0.70
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	$0.09	$0.09
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.29	$0.29
Non-cash interest expense	$0.21	$0.21
Tax effect of intangible amortization and integration	($0.14)	($0.14)
Guidance rounding adjustment	($0.00)	($0.00)

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$1.09	$1.14

Totals may not add due to rounding.

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